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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Prospectus included in this Registration Statement on Form S-4 No. 333-73786 of Hewlett-Packard Company of our report dated February 20, 2001 relating to the financial statements and financial statement schedules, which appears in Indigo NV's Annual Report on Form 20-F for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Prospectus included in such Registration Statement.


/s/  Kesselman & Kesselman
Certified Public Accountants
(a member of PricewaterhouseCoopers International Limited)

Tel-Aviv, Israel

January 23, 2002